SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 4, 2015

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3737 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Section 8                      Other Events

Item 8.01                      Other events

In response to a notice from NASDAQ dated April 7, 2015, that Royale Energy is not in compliance with the minimum stockholders’ equity requirement of the NASDAQ Capital Market listing standards, the company has filed with NASDAQ a plan to increase stockholders equity.  On May 20, 2015, a registration statement on Form S-3, filed by Royale Energy to sell common stock sufficient to raise net stockholder’s equity to a level above $2.5 million, became effective with the SEC.

On June 4, 2015, NASDAQ granted Royale Energy an extension through October 5, 2015, to file financial statements demonstrating compliance with the minimum stockholders’ equity requirement. The fulfillment of this plan will allow Royale Energy’s stock to continue trading on the NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: June 4, 2015	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer